Exhibit 99.1

Unigene’s Proprietary Oral Peptide Delivery Platform is Further Validated with Cara Therapeutics’ Successful Completion of its Phase 1 Study Using Unigene’s Oral Formulation of Novel Kappa Opioid Receptor Agonist, CR845

Robust 16% bioavailability and pharmacologic activity demonstrated with Unigene’s oral formulation

APRIL 3, 2012 – BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics today announced Cara Therapeutics, Inc. completed its successful, first-in-man  Phase 1 clinical trial using Unigene’s oral formulation of Cara’s peptide-based, peripherally-restricted  kappa opioid receptor agonist, CR845. The trial was a single-center, double-blind, placebo-controlled study to evaluate the pharmacokinetics (PK), safety and pharmacodynamics of CR845 in healthy volunteers.  CR845 oral capsules were formulated using Unigene’s validated, proprietary oral peptide delivery technology under a Manufacturing and Clinical Supply Agreement established in May 2011.

In Cara’s oral Phase 1 study, a total of 50 male volunteers were randomized to receive either placebo or one of four single ascending doses of an enteric-coated, capsule formulation of CR845.  The study demonstrated a mean oral bioavailability of 16% across all groups under fasting conditions, with peak and total exposures proportional to each dose.  Peripheral kappa opioid receptor activation was seen at all doses tested as measured by a standard biomarker.  Additionally, orally administered CR845 appeared to be safe and generally well tolerated across all doses tested and, as seen with the intravenous (IV) formulation, did not produce any of the dysphoric or psychomimetic side effects that have precluded the clinical development of centrally acting kappa opioid agonists.

Derek Chalmers, CEO of Cara Therapeutics, commented, "We are very impressed with the bioavailability and bioactivity exhibited of CR845 using Unigene’s oral peptide formulation.  These impressive results of our Phase 1 trial have demonstrated appropriate pharmacokinetic, pharmacodynamic and safety characteristics of this oral formulation and provide a basis for further clinical development.  We firmly believe Unigene’s industry leading oral delivery technology has confirmed for us the potential viability of an oral formulation to provide a step-down therapy for continued pain relief following discharge and importantly, open up a much broader market opportunity for CR845 in the treatment of chronic pain for which there continues to be a very large unmet need for new and safer treatment modalities.”

Ashleigh Palmer, Unigene’s President and CEO stated, “We are thrilled with the outcome of Cara’s Phase 1 study using Unigene’s technology and believe these results continue to showcase our proprietary Peptelligence™ platform as the preeminent, if not the only, currently available solution for oral peptide drug delivery.” Palmer continued, “Our relationship with Cara was the first to advance into clinical development following the launch of our new strategy just over a year ago.  Cara’s progress to date further substantiates our mission to deploy Peptelligence™ in as many oral peptide drug development programs as possible. With our nine feasibility studies ongoing or completed, we are delighted with our positive momentum and solid foundation from which we intend to build a diverse portfolio of licensing agreements with high-valuation milestones and royalties.”

Cara has an IV formulation of CR845 currently in clinical development for the treatment of acute postoperative pain. The company recently completed enrollment of a 200-patient Phase2 study with topline data expected in Q2, 2012.

About CR845

CR845 is a highly selective, peptide-based, peripherally-restricted kappa opioid receptor agonist currently in development for the treatment of acute and chronic pain.  In a previous randomized, placebo-controlled Phase II study, CR845 demonstrated evidence of analgesic efficacy when administered as a single intravenous dose to women following laparoscopic hysterectomy.  In addition to decreases in reported pain levels, patients receiving CR845 required substantially lower amounts of post-operative opioids (narcotics) and showed a significant reduction in the incidence of post-operative nausea and vomiting. A multicenter, double-blind, randomized, placebo-controlled 200-patient Phase II trial to evaluate the efficacy and safety of intravenous CR845 when administered both pre and post-operatively in women undergoing laparoscopic hysterectomy has completed enrollment with topline data expected in Q2, 2012.

About Cara Therapeutics
Cara Therapeutics is a privately held biotechnology company focused on developing novel, superior therapeutics to treat pain and inflammation associated with diverse medical conditions. Cara's pipeline includes near-term clinical drug candidates identified as mechanistically distinct, peripherally-acting analgesics.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether: Tarsa’s efforts to seek FDA approval for OSTORA, including the possible timing of an NDA submission in the second half of 2012; Tarsa’s use of the proceeds from its convertible promissory note and warrant financing; OSTORA’s potential to become the first orally delivered peptide approved by the FDA; approval (if any) of OSTORA will further validate the Company’s oral peptide drug delivery technology platform; the Company’s investment in Tarsa will provide a meaningful return to Unigene that will ultimately benefit out stockholders; the Note acquired from Tarsa will be converted, accelerated and/or extended’ the Warrant acquired from Tarsa will be exercised or adjusted; the Company will maintain a 16% stake in Tarsa or such stake will be subject to liquidation or dilution; the Company will receive any sales-related milestone payments and royalties on worldwide sales.  We have based these forward-looking statements on our current expectations and projections about future events, including our cash flow projections. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com  / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc.